Exhibit 99.1

ZyVersa Therapeutics Announces Changes to ZyVersa Board of Directors

Weston, FL (May 19, 2023) – ZyVersa Therapeutics, Inc. (Nasdaq: ZVSA, or “ZyVersa”), a clinical stage specialty biopharmaceutical company developing first-in-class drugs for the treatment of renal and inflammatory diseases with high unmet medical needs, announces that two members of the Board of Directors have stepped down due to obligations associated with recent executive opportunities: Katrin Rupalla, PhD and Daniel O’Connor. Dr. Rupalla resigned from ZyVersa’s Board of Directors to pursue an opportunity that precludes her ability to serve on any board of directors. Mr. O’Connor, the former CEO of Larkspur which merged with ZyVersa in December of 2022, has recently taken on the CEO role at Ambrx Biopharma and has resigned to focus on growth of his new company.

“On behalf of the Board of Directors and the team at ZyVersa, I would like to thank Dr. Rupalla and Mr. O’Connor for their impactful leadership during their tenure as Board members at ZyVersa,” said Stephen C. Glover, Co-founder, Chairman, Chief Executive Officer, and President of ZyVersa. “As biopharmaceutical leaders with impeccable credentials and a proven track record of success, their knowledge and perspectives have been invaluable as we progress development of our company and our lead renal and anti-inflammatory assets.”

About ZyVersa Therapeutics, Inc.

ZyVersa (Nasdaq: ZVSA) is a clinical stage specialty biopharmaceutical company leveraging advanced, proprietary technologies to develop first-in-class drugs for patients with renal and inflammatory diseases who have significant unmet medical needs. The Company is currently advancing a therapeutic development pipeline with multiple programs built around its two proprietary technologies – Cholesterol Efflux Mediator™ VAR 200 developed to ameliorate renal lipid accumulation that damages the kidneys’ filtration system in patients with glomerular kidney diseases, and Inflammasome ASC Inhibitor IC 100, targeting damaging inflammation associated with numerous CNS and other inflammatory diseases. For more information, please visit www.zyversa.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. ZyVersa Therapeutics, Inc (“ZyVersa”) uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions. Such forward-looking statements are based on ZyVersa’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including ZyVersa’s plans to develop and commercialize its product candidates, the timing of initiation of ZyVersa’s planned preclinical and clinical trials; the timing of the availability of data from ZyVersa’s preclinical and clinical trials; the timing of any planned investigational new drug application or new drug application; ZyVersa’s plans to research, develop, and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of ZyVersa’s product candidates; ZyVersa’s commercialization, marketing and manufacturing capabilities and strategy; ZyVersa’s ability to protect its intellectual property position; and ZyVersa’s estimates regarding future revenue, expenses, capital requirements and need for additional financing.

New factors emerge from time-to-time, and it is not possible for ZyVersa to predict all such factors, nor can ZyVersa assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this press release are based on information available to ZyVersa as of the date of this press release. ZyVersa disclaims any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Corporate and IR Contact:

Karen Cashmere

Chief Commercial Officer

kcashmere@zyversa.com

786-251-9641

Media Contacts

Tiberend Strategic Advisors, Inc.

Casey McDonald

cmcdonald@tiberend.com

646-577-8520

Dave Schemelia

dschemelia@tiberend.com

609-468-9325